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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JUNE 17, 1997



                                 NCR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         MARYLAND                      001-00395               31-0387920
(STATE OR OTHER JURISDICTION OF       (COMMISSION           (I.R.S. EMPLOYER
INCORPORATION)                        FILE NUMBER )         IDENTIFICATION NO.)




                    1700 S. PATTERSON BLVD., DAYTON, OH 45479
                                 (937) 445-5000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


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Item 5.  Other Events
         The Registrant's news release dated June 17, 1997, with respect to its expected second quarter 1997 financial results, is attached and incorporated herein by reference.
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     NCR Corporation

Date:   June 24, 1997                           By:   /s/ John L. Giering
                                                      -------------------------
                                                      John L. Giering, Senior
                                                      Vice-President and Chief
                                                      Financial Officer


NCR CORPORATION
INVESTOR RELATIONS DEPARTMENT
Tel:  937-445-5905
Fax: 937-445-5541

HTTP://WWW.NCR.COM

News Release
--------------------------------------------------------------------------------


            NCR Second Quarter Results Expected To Improve Over 1996
                         But Fall Short of Expectations

         DAYTON, OHIO---NCR Corporation today said second quarter per-share results are expected to improve over the same period last year, but are not likely to meet analysts' expectations.

         The company said when results are reported July 16, they are likely to be improved over 1996 when there was a loss of $18 million, or $.18 per share.

         Orders for the core business on a local currency basis for the second quarter are expected to increase. This would be the sixth consecutive quarter that orders have increased on a year-over-year basis. Revenues are expected to be flat on a local currency basis. NCR said it remains optimistic for the full year it can demonstrate growth in orders and revenue in its core businesses; an improvement in operating income; and an improvement in per-share results.
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         Analysts'  expectations  for the  quarter  will not likely be met,  the company said, primarily because of revenue and gross margin pressures for services, and an expected shortfall in computer systems orders and revenue compared with last year. Expense discipline is continuing in the second quarter, while investment in research and development, and sales training is proceeding on plan.

         To help offset the shortfall, NCR said it is recruiting and training nearly 800 new employees worldwide this year to grow computer and associated services revenues. More than one-half of the new people will be focused on computer sales, and the remainder on professional services.

         Lars Nyberg, NCR Chairman and CEO, said a plan is being implemented that will create a higher degree of sales force specialization, alignment and focus that will especially help the computer systems business. The plan will have dedicated teams of sales people focused on professional services, hardware, software, implementation and support services.

         "We will have a clearer line of sight to customers and their needs and be able to respond quickly with decisions made closer to the customer," Nyberg said.

         We're on a pathway to transform our business after a fast turnaround in 1996 to achieving an annual revenue growth rate of 9 to 12 percent by the end of a three-year strategic planning horizon," Nyberg added. "We are executing our business plan, and we are confident of long-term success."

         NCR Corporation is a recognized world leader in data warehousing solutions, open high availability transaction processing systems, automated teller machines, scanners and point of sale terminals, service and support for transaction-based systems for the retail, financial, communications and other select markets.

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NOTE TO INVESTORS:

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions, and future financial performance. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially.

-- In addition to the factors discussed in this release, other risks and uncertainties include the timely development, production or acquisition, and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and pricing pressures; short product-cycles and rapidly changing technologies; turnover of sales force and the ability to attract and retained skilled employees; tax rates; general economic and business conditions; and other factors detailed from time to time in the company's Securities and Exchange Commission reports, including the Form 10 filed in November 1996, the Form 10-K for the year ended December 31, 1996, the Form 10-Q for the quarter ended March 31, 1997, and the company's annual report to stockholders for 1996.

--The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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